UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) : July 14, 2008
DISH NETWORK CORPORATION
(Exact name of registrant as specified in its charter)

NEVADA (State or other jurisdiction of incorporation)	0-26176 (Commission File Number)	88-0336997 (IRS Employer Identification No.)

9601 S. MERIDIAN BLVD. ENGLEWOOD, COLORADO (Address of principal executive offices)	80112 (Zip Code)
(303) 723-1000
(Registrant’s telephone number, including area code)
ECHOSTAR DBS CORPORATION
(Exact name of registrant as specified in its charter)

COLORADO (State or other jurisdiction of incorporation)	333-31929 (Commission File Number)	84-1328967 (IRS Employer Identification No.)

9601 S. MERIDIAN BLVD. ENGLEWOOD, COLORADO (Address of principal executive offices)	80112 (Zip Code)
(303) 723-1000
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.
On July 15, 2008, our EchoStar 11 satellite was successfully launched into geosynchronous transfer orbit. Following in-orbit testing, EchoStar 11 will be located at the 110 degree orbital location, where it will provide additional high-powered capacity to support expansion of our programming services, including high definition programming.
On July 14, 2008, our EchoStar 2 satellite experienced a substantial failure that appears to have rendered the satellite a total loss. EchoStar 2 had been operating from the 148 degree orbital location primarily as a back-up satellite, but had provided local network channel service to Alaska and six other small markets. All programming and other services previously broadcast from EchoStar 2 were restored to Echostar 1, the primary satellite at the 148 degree location, within several hours after the failure. EchoStar 2, which was launched in September 1996, had a book value of approximately $6.4 million as of June 30, 2008.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

DISH NETWORK CORPORATION ECHOSTAR DBS CORPORATION
Date: July 16, 2008	By:	/s/ R. Stanton Dodge
R. Stanton Dodge
Executive Vice President, General Counsel and Secretary